                                                         Acxiom Corporation
                                                 Leadership Team Compensation Plan
                                                          Fiscal Year 2003

PLAN OBJECTIVE

o        The objective of the Leadership Team compensation plan is to implement a pay plan that reflects the leader's responsibility, provide compensation that is both equitable and competitive, and which will:

o        Align the leader's interests with shareholder/investor's interest.

o        Motivate leaders to achieve the highest level of performance.

o        Retain key leaders by linking leadership team compensation to company performance.

o        Attract the best leaders through competitive, growth-oriented plans.

o        Enable sharing of growth and success between associates, leaders and shareholders.

ELIGIBILITY OF PARTICPANTS

o        For purposes of the Leadership Team Compensation Plan, eligible associates will include Peer Groups 2, 3 and 4.

COMPONENTS AND PLAN STRUCTURE

o        The components of the Leadership Team Compensation Plan are as follows:

o        Base salary (not at-risk)
o        Base salary (at-risk)
o        Long-term incentive (stock options)
o        Retention/Recruiting Bonus (Special Situations Only)

o        Exhibit 1 of this document reflects the above components for each level of the Leadership Team Compensation Plan. In addition, it reflects the Sales Leadership Plan.

o        Each level of the plan has the following:

o        Base salary based on comparable market salary for the equivalent position.
o        Plan structure reflects percentages for each plan component as a percent of base salary, as well as, number of years for which options are granted under the long-term incentive component of the plan.

o        Each leader is slotted into a level based on experience, scope of responsibility and past performance. The individual to whom the leader reports is responsible for managing his/her respective slotting. Peer Group 4 leaders must approve all level 6 - 10 slottings. Additionally, Peer Group 4 leaders must approve all slotting of individuals on levels 6-8 of the
         Sales Leadership Compensation Plan. The Company leader must approve all slottings of levels 11 and 12.

BASE SALARY (NOT AT-RISK)

o        Based on market data, guidelines have been established for base salary ranges and base salary increases for leaders.  The target market for senior leaders is the 75th percentile.  The target market for all other leaders is the 50th percentile.

o        The percentage increase guidelines are revised / validated annually.

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BASE SALARY (AT-RISK)

General

o        Base salary at-risk (referred to as at-risk throughout the remainder of this document) is determined based on the level in which the leader is slotted.  At-risk is based on the eligible associate's August 1, 2002 base salary (plus any mandatory reduction reinstatements) or March 31, 2001 base salary, whichever is greater.  No adjustment is made to at-risk amounts during the plan year unless the leader moves from one plan level to another or is assigned a different job role that warrants a change. In the event there is a change in at-risk, it will be prorated based on the date of the change.

o        Eligible associates must be employed on the date of the actual payment to receive payment for the semi-annual and/or year-end at-risk. The at-risk for eligible associates who joined the Leadership Team after the beginning of the quarter will be pro-rated based on hire date.  Additionally, the year-end at-risk amount will be prorated in the same manner.

o        Organization leaders have the right to withhold a leader's at-risk payment if the leader is on a performance improvement plan or has failed to deliver against his/her objectives.

At-Risk Attainment

o        At-risk attainment is determined based on performance targets set for each Organization and Peer Group.

At-Risk Pool Funding

o        At-risk pool is funded from earnings after meeting the Company's target EPS gate.

o        All at-risk payments are subject to EPS gate except the commission/specific objective component of the Sales Leadership plans.

o        At-risk pool funding is subject to pro rata reduction if full funding above EPS Gate is not achieved.

o        EPS targets for the two semi-annual payment periods are shown below.

o        EPS Targets - FY2003

         Q1 and Q2 Combined:        TBD
         Q3 and Q4 Combined:        TBD
         Full Year:                 TBD

At-Risk Pool Distribution

o        Distribution of the at-risk pool to each Organization will be determined by the CLT at the end of Q2 and Q4.

Mid-Year At-Risk Pool Distribution

o        CLT will discuss attainment versus guideline criteria.

o        Compensation Committee will make recommendation for distribution.

o        CLT will make the final determination of distribution of the funded at-risk pool to each of the Organizations.

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Annual At-Risk Pool Distribution

o        CLT will discuss attainment versus guideline criteria.

o        CLT will rate each Organization's performance against criteria (anonymously).

o        Compensation Committee will rate each Organization's performance.

o        CLT will make the final determination of distribution of the funded at-risk pool to each of the Organizations.

Allocation of At-Risk to Each Individual

o        Individual at-risk attainment is to be determined by the performance targets set for each Organization and Peer Group.

o        Any excess over targeted at-risk is retained until year-end and will be distributed at the discretion of the Company's internal Compensation Committee.

Method of Payment

o        It is Acxiom's intention to pay at-risk in cash. However, from time to time the Company Leadership Team (CLT) may elect to pay at-risk in stock options if conditions of the business justify it. In the event this decision is made, the CLT will make every effort to notify the Leadership Team members within 5 business days of the decision being finalized. If at-risk is paid in stock options in lieu of cash, the Black-Scholes model will be used to calculate the option value and number of options.  A two-year valuation will be used for the calculation.  All of the options will be issued at the market price and will be 100% vested.

o        Payments will be made semi-annually based on attainment of financial objectives up to the target incentive and are subject to the EPS funding gate calculation, as follows:

        o        Q1 and Q2 combined - 1/3rd of total opportunity
        o        Full Year - 2/3rd of total opportunity

o        All payments will be made within 60 days of the end of the Q2 and Q4.

o        All  EPS gate calculations will be done on a year-to-date, cumulative basis.

o        For each semi-annual payment period, the objectives are equal to the year-to-date financial targets as of the end of each respective quarter and are subject to the EPS gate calculation.

LONG-TERM INCENTIVE

o        For purposes of determination of the long-term incentive (LTI), eligible associates must be employed and be a member of the Leadership Team on the date the LTI grants are approved for that year.  For FY03, this will occur in August. These options fall under the Acxiom stock option plan and will be subject to all standard provisions.

o        The long-term incentive will be in the form of stock options and other performance vehicles as necessary. The current year vehicle will be stock options.

o        Stock options will be awarded under three categories:

                Category A - Fair market value at date of grant
                Category B - 25% above fair market value
                Category C - 50% above fair market value

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o        Using the Black-Scholes stock options pricing model, the mix of options to be awarded as an approximate percentage of the total long-term incentive are:

         Category A - 50% of total long-term incentive
         Category B - 25% of total long-term incentive
         Category C - 25% of total long-term incentive

o        Under the long-term incentive plan, participants will be awarded a grant of stock options on a cycle corresponding to the level of compensation plan to which the leader has been assigned. Multi-year grants are awarded for Group Leaders and all job roles in Peer Group 4.

o        In the event a leader is assigned a level with multi-year grants, they will be awarded the number of years of options necessary to put them on the same cycle as all other leaders on that level.

o        Stock options awarded will vest over 6 years, 20% after years 2, 3, 4, 5, & 6 respectively, following the date of grant. Stock options may not be exercisable later than fifteen years after their date of grant.

o        Stock options may also be granted in October. The October options include new Leadership Team members as well as adjustments for those moving from one level to another.

o        It is the current intent of the Board of Directors to continue this plan (or a similar plan) in future years. The Board of Directors reserves the right to modify or cancel this plan in at any time for any reason at its sole discretion.

RETENTION/RECRUITING BONUS

Retention Bonus

o        The objective of the retention bonus is to provide a vehicle to retain key senior leaders who we are at risk of losing.

o        Each Retention Bonus Plan for a senior leader must by approved by Charles Morgan and Rodger Kline.

o        In addition to the standard at-risk plan, a retention bonus can be put in place for a leader with the following plan provisions:
         o        Up to 25% of base salary (determined by Organization leader, Rodger Kline and Charles Morgan)
         o        To be paid at same time as at-risk payments
         o        Not subject to Corporate gate
         o        Based on achieving predetermined, documented, individual objectives
         o        Distribution amounts to be determined by Organization leader

Recruiting Bonus

o        With the current demand for talent, it may be necessary to pay a one-time recruiting bonus to recruit key leaders to
         Acxiom.

o        In addition to the standard at-risk plan, a recruiting bonus can be put in place for a leader with the following plan provisions:
         o        Up to 25% of base salary (determined by Organization leader, Rodger Kline and Charles Morgan)
         o        To be paid upon hiring
         o        Not subject to Corporate gate

PLAN MODIFICATIONS

The Company's internal Compensation Committee is authorized to make such non-substantive modifications to this plan as deemed necessary in their discretion to most effectively implement the plan.  The Compensation Committee of the Board of Directors is
authorized to modify the plan in any respect as deemed necessary and in the best interest of the Company.

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